EXHIBIT 99.1

The Scotts Miracle-Gro Company NEWS

ScottsMiracle-Gro Announces Realignment of Finance, Supply Chain and Corporate Affairs Teams; Departure of Randy Coleman as Chief Financial Officer
Realignments position the Company for continued growth
Business momentum continues as both major segments exceed internal Q1 targets

MARYSVILLE, Ohio, January 11, 2021 – The Scotts Miracle-Gro Company (NYSE: SMG) today announced a series of organizational changes in the areas of finance, supply chain and corporate affairs designed to fully leverage future growth opportunities and drive long-term shareholder value. As part of the realignment, the Company announced Randy Coleman has departed as executive vice president and chief financial officer and that Cory Miller, previously vice president of finance for Hawthorne Gardening Company, has been promoted to senior vice president and named as interim CFO. The Company will commence a formal search process to fill the role on a permanent basis, which will include a review of both internal and external candidates.

“Cory has emerged as one of our brightest leaders through his contributions to the growth and success of Hawthorne over the past several years, and shareholders should be confident in his abilities to assume the duties of the CFO role,” said Jim Hagedorn, chairman and CEO. “During his more than 20-year tenure, he has excelled in a series of corporate and operating roles, culminating in his current role as finance lead for Hawthorne. Cory has been deeply involved in the business, including the integration of Sunlight Supply and several other acquisitions that have led to the current Hawthorne portfolio.”

In a broader realignment of the finance organization, Kelly Berry, formerly corporate treasurer, has been promoted to lead all of finance for the U.S. Consumer business segment. Lonny Essex, a former corporate banker and long-tenured associate and consultant, has been named to succeed Ms. Berry as treasurer, a role he has held in the past. Mark Scheiwer will transition from his role as controller to lead the Hawthorne finance team. Brad Chelton, the former head of internal audit who currently leads supply chain finance, will transition into the controller’s role. Mr. Chelton joined ScottsMiracle-Gro in 2007 after a 9-year career in public accounting. Mark Sims has been promoted to senior vice president of special operations, which includes strategic planning and internal consulting as well as mergers and acquisitions. He will report directly to Jim Hagedorn.

Separately, Dave Swihart, senior vice president of research and development, has taken on the expanded role of leading global technology and operations and will continue to report to Mike Lukemire, president and chief operating officer. This expanded role includes oversight of the entire global supply chain function. Scott Hendrick will lead all manufacturing and distribution operations, and Mark Slavens, PhD., will assume a broader leadership role in R&D. Both will report to Mr. Swihart.

“Under Dave’s leadership, we have dramatically improved our innovation processes and have benefitted from a series of the most successful product launches in our history,” Lukemire said. “As we continue to advance our supply chain to meet the rapidly evolving needs of the market, including the expansion of our direct-to-consumer efforts, he is the right person to also oversee this effort. Dave’s expanded role provides me more flexibility to work with Jim and our Board of Directors on key strategic initiatives that we believe will drive growth and value for years to come.”

Brian Herrington has been promoted to vice president of external affairs at Hawthorne and will oversee all state and federal government relations activities for that business. He will report to Chris Hagedorn, general manager of Hawthorne, and Jim King, executive vice president for corporate affairs. The Company also will create a lead public affairs role based in Washington, D.C., reporting to Mr. King.

Hagedorn stressed the realignment and Mr. Coleman’s departure were not related to any concerns about past or future business performance or the integrity of the Company’s financial controls. Rather, internal planning for most of the changes announced today have been underway for months as part of ongoing strategic planning, talent management and succession planning discussions.

“Clearly our business has been performing well and that trend has continued into 2021 as we exceeded our expectations for the first quarter,” said Jim Hagedorn. “This realignment is focused on fully exploiting the longer-term opportunities that lie ahead and leveraging the deep well of talent that exists within ScottsMiracle-Gro.

“In our U.S. Consumer business, gardening has never been more relevant to consumers, and demographic trends continue to work in our favor. Further investments in marketing and categories like live goods will be critical in this business. And at Hawthorne, the regulatory environment continues to improve at both the state and federal level. Those tailwinds, coupled with the improvements we’ve made over the past two years and the recent opening of our new R&D facility in Canada, clearly position Hawthorne above any other player in the industry.

“All of us want to thank Randy for his more than 20-year commitment to ScottsMiracle-Gro. He played a key role in the creation of Hawthorne, the development and implementation of Project Focus and other initiatives that significantly improved our market position and drove meaningful shareholder value. He remains a friend to all of us, and we wish him continued success in his future endeavors.”

“My departure from ScottsMiracle-Gro is on friendly terms,” Mr. Coleman said. “I am proud of the body of work I leave behind, confident in the depth and strength of the finance team and am aligned with the strategy that I helped shape and that my former colleagues continue to pursue. Mostly, I am forever grateful for the opportunities and relationships that have helped shape my career and life.”

Dave Evans, the CFO of ScottsMiracle-Gro from 2006 to 2013, and now a member of the Board of Directors, will serve as a senior advisor to the executive leadership and finance team during the transition to a permanent CFO.

“We are fortunate to have access to Dave’s counsel and experience,” Hagedorn said. “We also have exceptional talent, not just in the finance organization, but the entire enterprise. I am optimistic about our ability to capture the opportunities ahead of us.”

About ScottsMiracle-Gro With approximately $4.1 billion in sales, the Company is one of the world's largest marketers of branded consumer products for lawn and garden care. The Company's brands are among the most recognized in the industry. The Company's Scotts®, Miracle-Gro® and Ortho® brands are market-leading in their categories. The Company’s wholly-owned subsidiary, The Hawthorne Gardening Company, is a leading provider of nutrients, lighting and other materials used in the indoor and hydroponic growing segment. For additional information, visit us at www.scottsmiraclegro.com.

Cautionary Note Regarding Forward-Looking Statements Statements contained in this press release, other than statements of historical fact, which address activities, events and developments that the Company expects or anticipates will or may occur in the future, including, but not limited to, information regarding the future economic performance and financial condition of the Company, the plans and objectives of the Company’s management, and the Company’s assumptions regarding such performance and plans are “forward-looking statements” within the meaning of the U.S. federal securities laws that are subject to risks and uncertainties. These forward-looking statements generally can be identified as statements that include phrases such as “guidance,” “outlook,” “projected,” “believe,” “target,” “predict,” “estimate,” “forecast,” “strategy,” “may,” “goal,” “expect,” “anticipate,” “intend,” “plan,” “foresee,” “likely,” “will,” “should” or other similar words or phrases. Actual results could differ materially from the forward-looking information in this release due to a variety of factors, including, but not limited to:
•The ongoing COVID-19 pandemic could have a material adverse effect on the Company’s business, results of operation, financial condition and/or cash flows;
•Compliance with environmental and other public health regulations or changes in such regulations or regulatory enforcement priorities could increase the Company’s costs of doing business or limit the Company’s ability to market all of its products;
•Damage to the Company’s reputation or the reputation of its products or products it markets on behalf of third parties could have an adverse effect on its business;
•The highly competitive nature of the Company’s markets could adversely affect its ability to maintain or grow revenues;
•If the Company is unable to effectively execute its e-commerce business, its reputation and operating results may be harmed;
•Because of the concentration of the Company’s sales to a small number of retail customers, the loss of one or more of, or significant reduction in orders from, its top customers could adversely affect the Company’s financial results;
•Climate change and unfavorable weather conditions could adversely impact financial results;
•Certain of the Company’s products may be purchased for use in new or emerging industries or segments and/or be subject to varying, inconsistent, and rapidly changing laws, regulations, administrative practices, enforcement approaches, judicial interpretations and consumer perceptions;
•The Company’s operations may be impaired if its information technology systems fail to perform adequately or if it is the subject of a data breach or cyber-attack;
•The Company may not be able to adequately protect its intellectual property and other proprietary rights that are material to the Company’s business;
•In the event the Third Restated Marketing Agreement for consumer Roundup products terminates, or Monsanto’s consumer Roundup business materially declines the Company would lose a substantial source of future earnings and overhead expense absorption;
•Hagedorn Partnership, L.P. beneficially owns approximately 26% of the Company’s common shares and can significantly influence decisions that require the approval of shareholders;

•Acquisitions, other strategic alliances and investments could result in operating difficulties, dilution and other harmful consequences that may adversely impact the Company’s business and results of operations.
Additional detailed information concerning a number of the important factors that could cause actual results to differ materially from the forward-looking information contained in this release is readily available in the Company’s publicly filed quarterly, annual and other reports. The Company disclaims any obligation to update developments of these risk factors or to announce publicly any revision to any of the forward-looking statements contained in this release, or to make corrections to reflect future events or developments.

Contact:
Jim King
Executive Vice President
Investor Relations & Corporate Affairs
(937) 578-5622

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